                                                                    EXHIBIT 10.1




                             INTERCOMPANY AGREEMENT

                  This Intercompany Agreement is made and entered into as of January -, 1998, by and between Vornado Realty L.P., a Delaware limited partnership, and Vornado Operating Company, a Delaware corporation.

                                   WITNESSETH:

                  WHEREAS, Vornado Sub is a Subsidiary of Vornado;

                  WHEREAS, Vornado Sub may in certain circumstances determine that it is precluded from pursuing, or is limited in the manner in which it pursues, various business opportunities due to the status of Vornado as a REIT;

                  WHEREAS, the Company is a newly created corporation that was formed to own assets that Vornado could not itself own and conduct activities that Vornado could not itself conduct;

                  WHEREAS, in light of the limited purpose for which the Company was formed, Vornado Sub and the Company desire to agree on certain matters relating to (a) REIT Opportunities and Tenant Opportunities and (b) the provision of certain services to the Company;

                  NOW, THEREFORE, the undersigned parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Certain Defined Terms. The following terms have the meanings set forth below:

                  "Agreement" means this Intercompany Agreement, as it may be amended, modified or supplemented from time to time.

                  "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person. Any Person in which a majority of the beneficial ownership interests are owned by Vornado or Vornado Sub or any of their Affiliates shall be deemed to be an Affiliate of Vornado Sub for purposes of this Agreement. Any Person in which a majority of the beneficial ownership interests is owned by the Company or any of its Affiliates shall be deemed to be an Affiliate of the Company for purposes of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Company" means Vornado Operating Company, a Delaware corporation, together with all of its Subsidiaries (except where the context otherwise requires).

                  "Exchange Act" means the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

                  "Person" means any individual or entity.

                  "REIT" means a real estate investment trust under sections 856 through 860 of the Code;

                  "REIT Opportunity" means any opportunity to (i) make any investment in real estate (including the provision of services related to real estate, real estate mortgages, real estate derivatives, or entities that invest in the foregoing), or (ii) make any REIT-Qualified Investment; provided, that Vornado Sub may from time to time modify the foregoing definition of REIT Opportunity by providing written notice to the Company specifying certain additional criteria that an opportunity must meet in order to constitute a "REIT Opportunity"; provided, further, that any such written notice from Vornado Sub may from time to time be modified or canceled by providing written notice to the Company.

                  "REIT Opportunity Notice" has the meaning assigned to such term in Section 2.1.

                  "REIT Opportunity Withdrawal Date" means any one of the following dates, as applicable: (i) the date that Vornado Sub notifies the Company that it has rejected the REIT Opportunity, (ii) if Vornado Sub does not respond to the Company regarding the REIT Opportunity, the expiration date of the applicable Ten-Day Period, or (iii) if Vornado Sub notifies the Company that it desires to pursue the REIT Opportunity but subsequently ceases to pursue the REIT Opportunity, the earlier of (A) 30 days after the date on which Vornado Sub ceases to pursue the REIT Opportunity or (B) the date of receipt by the Company of written notice from Vornado Sub that it is no longer pursuing the REIT Opportunity.

                  "REIT-Qualified Investment" means an investment, at least 95% of the gross income from which would qualify under the 95% gross income test set forth in section 856(c)(2) of the Code (or could be structured to so qualify) and the ownership of which would not cause Vornado to violate the asset limitations set forth in section 856(c)(4) of the Code (or could be structured not to cause Vornado to violate the section 856(c)(4) limitations); provided, however, that "REIT-Qualified Investment" does not include an



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investment in government securities, cash or cash items (as defined for purposes of section 856(c)(4) of the Code), money market funds, certificates of deposit, commercial paper having a maturity of not more than 90 days, bankers' acceptances or the property transferred to the Company by Vornado Sub prior to the date hereof.

                  "Subsidiary" means, with respect to any Person, any Affiliate of such Person which is controlled by such Person.

                  "Tenant Opportunity" means the opportunity to become the lessee of any real property owned now or in the future by Vornado Sub if Vornado Sub determines in its sole discretion that, consistent with Vornado's status as a REIT, Vornado Sub is required to enter into a "master" lease arrangement with respect to such property and the Company is qualified to act as lessee thereof; provided, that the Company may from time to time modify the foregoing definition of Tenant Opportunity by providing written notice to Vornado Sub specifying certain additional criteria that an opportunity must meet in order to constitute a "Tenant Opportunity"; provided, further, that any such written notice from the Company may from time to time be modified or canceled by providing written notice to Vornado Sub; provided, further, a Tenant Opportunity shall not include an opportunity in respect of (i) a property which has a "master" lessee as of the date of this Agreement, (ii) a property which has a "master" lessee that predates the acquisition of the property by Vornado Sub and (iii) a property in which the seller of such property (or any affiliate or designee of the seller) desires to enter into a "master" lease arrangement with Vornado Sub.

                  "Tenant Opportunity Notice" has the meaning assigned to the term in Section 3.1.

                  "Ten-Day Period" has the meaning assigned to such term in
Section 2.1.

                  "Thirty-Day Period" has the meaning assigned to such term in
Section 3.1.

                  "Vornado" means Vornado Realty Trust, a Maryland real estate investment trust.

                  "Vornado Sub" means Vornado Realty L.P., a Delaware limited partnership, together with all of its Subsidiaries (except where the context otherwise requires).

                                   ARTICLE II

                               REIT OPPORTUNITIES

                  2.1 Offer of REIT Opportunities to Vornado Sub. (a) During the term of this Agreement, if the Company desires to pursue a REIT Opportunity, or if any REIT



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Opportunity otherwise becomes available to the Company, the Company shall first offer such REIT Opportunity to Vornado Sub.

                  (b) The offer of a REIT Opportunity shall be made by written notice (the "REIT Opportunity Notice") from the Company to Vornado Sub containing a detailed description of all material terms and conditions of the REIT Opportunity.

                  (c) Vornado Sub shall have ten days (the "Ten-Day Period") from the date of receipt of the REIT Opportunity Notice to notify the Company in writing that it desires to pursue the REIT Opportunity. If Vornado Sub does not respond by the end of the Ten-Day Period, Vornado Sub shall be deemed to have rejected the REIT Opportunity. If Vornado Sub notifies the Company that Vornado Sub desires to pursue the REIT Opportunity, but subsequently decides not to pursue the REIT Opportunity, or for any other reason fails to consummate the REIT Opportunity, Vornado Sub shall immediately provide written notice that it is no longer pursuing the REIT Opportunity to the Company.

                  (d) The Company shall use its best efforts to assist Vornado Sub in structuring and consummating any REIT Opportunity Vornado Sub elects to pursue, on terms determined by Vornado Sub (including structuring such REIT Opportunity as a REIT-Qualified Investment).

                  2.2 Rejected REIT Opportunities. (a) If Vornado Sub rejects a REIT Opportunity, or accepts such REIT Opportunity but thereafter provides, or is required by the provisions hereof to provide, written notice to the Company that it is no longer pursuing such REIT Opportunity, the Company shall, for a period of one year after the REIT Opportunity Withdrawal Date, be entitled to pursue, and enter into a binding agreement in respect of, the REIT Opportunity
(i) at a price, and on terms and conditions, that are not more favorable to the Company in any material respect than the price, terms and conditions set forth in the REIT Opportunity Notice relating to such REIT Opportunity or (ii) if Vornado Sub, at any time after the REIT Opportunity Notice, negotiated a different price or different terms or conditions with the seller, then at a price, and on terms and conditions, that are not more favorable to the Company than the price, terms and conditions negotiated by Vornado Sub with the seller.

                  (b) If the Company does not enter into a binding agreement in respect of the REIT Opportunity within such one-year period, or if the price, terms or conditions are more favorable to the Company in any material respect than the price, terms or conditions set forth in the REIT Opportunity Notice (or, if applicable, than the price, terms or conditions negotiated by Vornado Sub with the seller subsequent to the REIT Opportunity Notice), the Company shall again be required to comply with the procedures set forth above in Section
2.1 if it desires to pursue such REIT Opportunity.




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                                   ARTICLE III

                              TENANT OPPORTUNITIES

                  3.1 Offer of Tenant Opportunity to Company. (a) During the term of this Agreement, if Vornado Sub develops a Tenant Opportunity, or if a Tenant Opportunity otherwise becomes available to Vornado Sub, Vornado Sub shall first offer such Tenant Opportunity to the Company.

                  (b) The offer of a Tenant Opportunity shall be made by written notice (the "Tenant Opportunity Notice") from Vornado Sub to the Company containing a detailed description of the material terms and conditions under which Vornado Sub proposes to offer such Tenant Opportunity to the Company. Vornado Sub shall thereafter provide or cause to be provided promptly to the Company such additional information relating to the Tenant Opportunity as the Company reasonably may request.

                  (c) For a period of 30 days (the "Thirty-Day Period") after the date that Vornado Sub delivers the Tenant Opportunity Notice to the Company, Vornado Sub and the Company shall negotiate with each other on an exclusive basis with respect to such Tenant Opportunity.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, (i) Vornado Sub shall not be required to offer to the Company any Tenant Opportunity in connection with a proposed acquisition until a binding agreement has been entered into with respect to such acquisition, and the consummation of any agreement between Vornado Sub and the Company with respect to such Tenant Opportunity shall be subject to the actual closing of such acquisition by Vornado Sub, (ii) Vornado Sub shall have the right in its sole discretion to decide not to pursue, or to discontinue at any time pursuing, any investment opportunity, even if such opportunity, if pursued, would create a Tenant Opportunity, and (iii) Vornado Sub shall have no obligation to offer any opportunity other than a Tenant Opportunity to the Company.

                  (e) The Company shall use its best efforts to assist Vornado Sub in structuring all dealings with outside parties in connection with any Tenant Opportunity that the Company and Vornado Sub agree to enter into in the manner desired by Vornado Sub. The Company shall use its best efforts to assist Vornado Sub in structuring any Tenant Opportunity with Vornado Sub as a REIT-Qualified Investment for Vornado Sub. Vornado Sub shall have the right, in its sole discretion, to structure any investment as a REIT-Qualified Investment, even if such structuring prevents Vornado Sub from creating a Tenant Opportunity for the Company.




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                  3.2 Rejected Tenant Opportunities. (a) If Vornado Sub and the
Company are unable to enter into a mutually satisfactory arrangement with respect to the Tenant Opportunity within the Thirty-Day Period, or if the Company indicates that it is not interested in pursuing such Tenant Opportunity (in which event the Company shall provide written notice to Vornado Sub as soon as the Company decides against pursuing such opportunity), then Vornado Sub shall be free for a period of one year after the expiration of the Thirty-Day Period to enter into a binding agreement with respect to such Tenant Opportunity with any party on terms no more favorable to such party than the terms last offered the Company.

                  (b) If Vornado Sub does not enter into a binding agreement with respect to such Tenant Opportunity within such one-year period, or if the terms are more favorable to the party than the terms last offered the Company, Vornado Sub shall again be required to comply with the procedures set forth above in Section 3.1 if it desires to enter into a binding agreement with respect to such Tenant Opportunity with any party other than the Company.

                                   ARTICLE IV

                         OTHER INVESTMENT OPPORTUNITIES

                  4.1 Other Investment Opportunities. The Company shall immediately notify Vornado Sub of, and make available to Vornado Sub, any investment opportunity other than a REIT Opportunity developed by or available to the Company or of which the Company becomes aware but is unable or unwilling to pursue. The Company shall provide to Vornado Sub a copy of all written information, and a description of all material terms not set forth in writing, available to the Company concerning such opportunity.

                                    ARTICLE V

   PROVISION OF CERTAIN SERVICES AND EXECUTIVE OFFICES; NON-EXCLUSIVE LICENSE

                  5.1 Provision of Certain Services and Executive Offices. (a) During the term of this Agreement, Vornado Sub shall provide the Company with such administrative, corporate, accounting, financial, insurance, legal, tax, data processing, human resources and operational services as the Company shall from time to time reasonably request.

                  (b) During the term of this Agreement, Vornado Sub shall make available to the Company, at Vornado Sub's principal office in Saddle Brook, New Jersey, space for the Company's principal corporate office.




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                  (c) The Company shall compensate Vornado Sub for the services and space provided to the Company under this Section 5.1 in an amount determined in good faith by Vornado Sub as the amount an unaffiliated third party would charge the Company for comparable services and shall reimburse Vornado Sub for certain costs incurred and paid to third parties on behalf of the Company. Vornado Sub shall, on a monthly basis, provide the Company with a statement setting forth its charges for such services and space and the Company shall pay all undisputed charges within ten days of the receipt by the Company of such monthly statement.

                  5.2 Non-Exclusive License. (a) Subject to the terms and conditions of this Agreement, Vornado Sub hereby grants to the Company, and the Company hereby accepts, a non-exclusive, royalty-free license to use Vornado and other names that include Vornado ("Licensed Property") in the corporate name of the Company, in connection with a Tenant Opportunity and in related activities. The Company acknowledges and agrees that the terms of this Agreement shall not restrict the ability of Vornado Sub and its Affiliates to use the Licensed Property.

                    (b) Upon the termination of this Agreement pursuant to
Section 6.2, (i) all rights of the Company to the Licensed Property shall immediately terminate and the Company shall have no further rights with respect thereto; (ii) the Company shall not offer any services in connection with the Licensed Property or any confusingly similar Licensed Property and shall cease all use of the Licensed Property (including, without limitation, the use of the Licensed Property in the corporate name of the Company); and (iii) the Company shall immediately cease any activity which suggests they have any rights to the Licensed Property or that it has any association with Vornado Sub, in either case except as may be contemplated pursuant to any other agreement between the Company and Vornado Sub.


                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 Qualification as a REIT. (a) The Company shall use its best efforts to seek to qualify as a REIT for its taxable year ending December 31, 1998.

                  (b) The Company shall use its best efforts to assist Vornado Sub in maintaining Vornado's qualification as a REIT.

                  6.2 Term and Termination; Default. (a) The term of this Agreement shall commence as of the date first written above and a party hereto may terminate this Agreement by providing not less than 90 days written notice to the other party at any time after December 31, 2002.




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                  (b) Notwithstanding Section 6.2(a), a party hereto may
terminate this Agreement by providing written notice to the other party if the other party or any Subsidiary of such other party is in default of this Agreement and such default is material and remains uncured for fifteen days after receipt of notice thereof by the other party.

                  (c) Notwithstanding Section 6.2(a), Vornado Sub may terminate this Agreement by providing written notice to the Company upon the occurrence of a Change in Control. The Company shall, within 10 days following the date of the consummation of a transaction resulting in a Change of Control, provide Vornado Sub with written notice of such Change of Control. A "Change of Control" shall be deemed to have occurred in the event that, after the date of this Agreement, either (A) any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates thereof, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto) at least 50% of the aggregate voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; or (B) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  6.3 Expenses; Compensation. Unless waived or expressly agreed to as part of a REIT Opportunity or Tenant Opportunity, (i) each party to this Agreement shall bear its own expenses with respect to any REIT Opportunity or Tenant Opportunity to which this Agreement is applicable and (ii) neither party to this Agreement shall be entitled to any compensation from the other party hereto with respect to any REIT Opportunity or Tenant Opportunity to which this Agreement is applicable.

                  6.4 Offers to Related Persons. Any REIT Opportunity or Tenant Opportunity that is offered by a party hereto to the other party hereto and rejected by such other party may thereafter be offered to any third party, at the sole discretion of the offering party (including without limitation to any senior officer or director of Vornado Sub, the Company or any of their Affiliates), subject to the reoffer provisions set forth in this Agreement.

                  6.5 Subsidiaries. (a) Any REIT Opportunity that is offered to and accepted by Vornado Sub under this Agreement may be entered into by Vornado Sub or by any designee of Vornado Sub which is a Subsidiary of Vornado Sub. Any Tenant



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Opportunity that is offered to and accepted by the Company under this Agreement may be entered into by the Company or by any designee of the Company which is a Subsidiary of the Company.

                  (b) Each party hereto shall cause its Subsidiaries to comply with any terms of this Agreement applicable to such Subsidiaries.

                  6.6 Contractual Restrictions. No party shall be required to comply with the offering rights and notice provisions set forth in Section 2.1 and 3.1 of this Agreement if such compliance would violate any confidentiality requirement or other contractual restriction binding on such party.

                  6.7 No Partnership. While it is the intention of the parties to align their businesses in accordance with the terms of this Agreement, each party shall act independently in its own best interests, and neither party shall be considered a partner or agent of the other party or to owe any fiduciary or other common law duties to the other party.

                  6.8 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                  6.9 WAIVER OF JURY. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

                  6.10 Jurisdiction and Venue; Service of Process. (a) Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and to the laying of venue in the Borough of Manhattan, The City of New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (b) Each of the parties hereto agrees that service of process in any such suit, action or proceeding may be effected by mailing a copy thereof by registered or certified



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mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in subsection 6.12 or at such other address of which the other party to this Agreement shall have been notified pursuant thereto.
Each of the parties further agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  6.11 Specific Performance. Each party hereto hereby acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other party hereto would likely have no adequate remedy at law if such party shall fail to perform its obligations hereunder, and such party therefor confirms that the other party's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the other party. Accordingly, in addition to any other remedies that a party hereto may have at law or in equity, such party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the other party hereto and the right to obtain a temporary restraining order or a temporary or permanent injunction to secure specific performance and to prevent a breach or threatened breach of this Agreement by the other party hereto.

                  6.12 Notices. (a) Any communication or notice to be given hereunder will be duly given when delivered in writing or by telecopy to a party at its address as indicated below or such other address as such party may specify in a notice to the other party hereto. A communication or notice given pursuant to this Section shall be addressed:

                  If to Vornado Sub, to:

                           Vornado Realty L.P.
                           c/o Vornado Realty Trust
                           Park 80 West, Plaza II
                           Saddle Brook, New Jersey 07663

                           Telecopy:  201-587-0600

                           Attention: Chief Financial Officer




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                  If to the Company, to:

                           Vornado Operating Company
                           Park 80 West, Plaza II
                           Saddle Brook, New Jersey 07663

                           Telecopy:  201-587-0600

                           Attention: Chief Financial Officer

                  (b) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

                  6.13 Reasonable and Necessary Restrictions. Each of the parties hereto hereby acknowledges and agrees that the restrictions, prohibitions and other provisions of this Agreement are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of the parties hereto and are a material inducement to the parties hereto to enter into the transactions described in and contemplated by the recitals hereto. Each party hereto agrees that it will not sue to challenge the enforceability of this Agreement or raise any equitable defense to its enforcement.

                  6.14 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the prior express written consent of each of the parties hereto. Notwithstanding the foregoing, this Agreement may be assigned without the consent of any party hereto in connection with any merger, consolidation, reorganization or other combination of a party with or into another entity where the party is not the surviving entity.

                  6.15 Amendments; Waivers. No amendment to this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such amendment or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence (or any other occurrence) on any other occasion.

                  6.16 Severability. In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent, be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted



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
or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof.

                  6.17 Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; and (ii) is not intended to confer upon any other person any rights or remedies hereunder, and shall not be enforceable by any party not a signatory to this Agreement.

                  6.18 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

                  6.19 Indemnification. (a) The Company will indemnify and hold harmless Vornado Sub and its Affiliates against any losses, claims, damages or liabilities, joint or several, to which Vornado Sub or its Affiliates may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, relate to or are caused by the assets, liabilities, business or operations of the Company, and will reimburse Vornado Sub and its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (b) Vornado Sub will indemnify and hold harmless the Company and its Affiliates against any losses, claims, damages or liabilities, joint or several, to which the Company or its Affiliates may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, relate to or are caused by the assets, liabilities, business or operations of Vornado Sub, and will reimburse the Company and its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred.




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
                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

                                   VORNADO REALTY  L. P.

                                    By:    Vornado Realty Trust,
                                           its sole general partner


                                           By:   _______________________________
                                                 Name:
                                                 Title:


                                    VORNADO OPERATING COMPANY


                                    By:    _____________________________________
                                           Name:
                                           Title:




                                      -13-